First California Financial Group, Inc. S-8

 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2011, relating to the consolidated financial statements of First California Financial Group, Inc. appearing in the Annual Report on Form 10-K of First California Financial Group, Inc. for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission.

/s/ Moss Adams LLP

Portland, Oregon
June 28, 2011